THE CHINA FUND, INC. (CHN)

The Martin Currie
Shanghai team

IN BRIEF
Net asset value per share	US$ 32.62
Market price	US$ 28.54
Premium/(discount)	(12.51%)
Fund size	US$ 743.2m

Source: State Street Bank and Trust Company

At 30 April 2010		US$ returns
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	5.9	0.1
Year to date	9.5	(1.4)
One year	71.6	40.1
Three years %pa	14.8	4.8

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. NAV performance.
*Source for index data: MSCI.

MANAGER’S COMMENTARY

Chinese stockmarkets remained under pressure in April. This month, the main cause was the government’s introduction of administrative measures to make financing for house buyers and developers harder to come by. The domestic A-share market was particularly badly hit, falling by 8.7%. The Shanghai 180 is now down by 17.5% from its peak last August, while since then the S&P 500 is up 18%. This poor performance seems at odds with strong earnings growth (total profits for all listed stocks in the first quarter increased by 67% year on year), and a buoyant economy (first-quarter GDP up 11.9% and retail sales up 17.9% year on year.) with limited inflation (March CPI +2.4%).

China’s export performance in March (up 24% year on year) was up substantially in comparison with the dark period at the start of 2009. More notable was the 66% year-on-year growth in imports, which resulted in China’s first trade deficit since May 2004. Economists were quick to dismiss this as a temporary aberration, but, with Western demand likely to remain constrained, Chinese costs rising and the government keen to boost domestic consumption, it seems to us to be a sign of things to come. Overall, the first-quarter trade surplus collapsed by 77% year on year to US$14.5 billion. Such a trend, if it continued, would reframe the debate on renminbi appreciation. But for now, the government continues to be fixated with holding down the yuan, which will lead to lower-than-required interest rates. And with negative real rates, money will find its way into asset markets, administrative measures against property speculation notwithstanding.

The Fund’s performance was helped by its large exposure to Taiwan (now 21%), which held up the best among the China markets. Total first-quarter earnings growth for all listed Taiwanese companies was even more impressive than for the A-share market: NT$330 billion, up by 17 times from the same period in 2009, and 9% quarter on quarter, thanks to buoyant demand from developing countries. The long-depressed Taiwanese consumer also showed signs of life (retail sales rose by 9.3% year on year in March and new car sales were up 18%). The political highlight was President Ma Ying-jeou’s defense of the free-trade agreement with China and his strategy for the economy in a successful TV debate with Tsai Ing-wen, the leader of the opposition party. Ma’s ratings soared after the debate and, in tacit acknowledgment that the ‘economic cooperation framework agreement’ is now a done deal, Mme Tsai subsequently proposed that her party start a dialogue with the Beijing government. To attract more foreign direct investment, Ma proposed cutting corporate income tax from 20% to 17% (it was reduced from 25% in January).

INVESTMENT STRATEGY

The Fund is now 97% invested with holdings in 59 companies. After the successful listing of Huiyin Appliances, our direct investments now make up just 6% of the portfolio. Some substantial new private-equity investments are in the pipeline, mostly in the food & beverage sector, but none seem likely to conclude before the third quarter.

We made few changes to the portfolio in April. We bought Ping An Insurance in the A-share market, where it currently trades at a discount of about 15% to its Hong Kong-listed shares. We also added the leading transformer-maker Xinjiang Tebian, which is available only in A-shares. Meanwhile, we sold Anhui Expressway, Taiwan Secom and CDW on dull growth prospects. Wuxi Pharm, another long-term holding, was the subject of a takeover bid by Charles River at a small (so far) premium.

Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.

MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

31 MARCH 2010

FUND DETAILS
Market cap	US$ 650.2m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc

Source: State Street Bank and Trust Company.

SECTOR ALLOCATION
	The China Fund, Inc	MSCI Golden Dragon
Healthcare	21.4%	0.4%
Consumer staples	17.7%	3.2%
Consumer discretionary	16.3%	5.7%
Financials	15.6%	34.1%
Industrials	9.6%	7.2%
Information technology	8.5%	22.4%
Materials	2.5%	6.6%
Energy	2.0%	9.0%
Utilities	2.1%	3.8%
Telecommunications	1.1%	7.7%
Other assets & liabilities	3.2%	—

Source: State Street Bank and Trust Company. Source for index data: MSCI

ASSET ALLOCATION

Source: State Street Bank and Trust Company

PERFORMANCE	(US$ RETURNS)
	NAV	Market price
	%	%
One month	5.9	2.3
Year to date	9.5	1.1
Three years %pa	14.8	16.2

Past performance is not a guide to future returns.
Three year returns are annualized.
Source: State Street Bank and Trust Company

15 LARGEST HOLDINGS (49.6%)
		Fund
Huiyin Household Appliances	Consumer discretionary	7.3%
Sinopharm Medicine Holding	Healthcare	4.8%
China Medical	Healthcare	4.8%
Wumart Stores	Consumer staples	4.3%
Ugent Holdings	Industrials	3.1%
China Shineway Pharmaceutical	Healthcare	3.1%
Shandong Weigao Group	Healthcare	2.9%
China Fishery Group	Consumer staples	2.9%
Ruentex Development Co	Financials	2.8%
Ping An Insurance (expiration 04/01/13)	Financials	2.6%
Far Eastern Department Stores	Consumer discretionary	2.3%
Hsu Fu Chi International	Consumer staples	2.3%
WuXi PharmaTech Cayman	Healthcare	2.3%
Xinao Gas	Utilities	2.1%
Shenzhen Agricultural Products	Consumer staples	2.0%

DIRECT INVESTMENTS (6.0%)
		Fund
Ugent Holdings	Industrials	3.1%
Hand Enterprise Solutions	Information technology	1.7%
Qingdao Bright Moon	Industrials	1.2%
China Silicon (Series A Preferred)	Information technology	0.0%
China Silicon	Information technology	0.0%
China Silicon warrants	Information technology	0.0%

Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)			(US$ RETURNS)
	One month %	Three months %	Calendar year to date %	One year %	Three years %pa	Five years %pa	Since launch %pa
The China Fund, Inc.	5.9	12.2	9.5	71.6	14.8	24.2	12.6
MSCI Golden Dragon	0.1	6.7	(1.4)	40.1	4.8	12.5	10.1
Hang Seng Chinese Enterprise	(1.7)	6.0	(4.9)	33.8	6.9	21.3	20.8
Shanghai Stock Exchange 180	(8.3)	(3.8)	(14.0)	14.6	(2.0)	29.9	n/a

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2010 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 April 2010.

THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 April 2010.

10 YEAR DIVIDEND HISTORY CHART

Total	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82	0.26
Income	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48	0.26
Long-term capital	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34	0.00
Short-term capital	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00	0.00

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio
Hong Kong			23.0
Huiyin Household Appliances	1280 HK	HK$2.6	160,413,750	$54,338,322	7.3
China Shineway Pharmaceutical Group	2877 HK	HK$24.0	7,372,000	$22,787,960	3.1
Xinao Gas Holdings	2688 HK	HK$23.9	5,084,000	$15,649,927	2.1
Chaoda Modern Agriculture (Holdings)	682 HK	HK$9.0	10,507,357	$12,179,932	1.6
Intime Department Store Group	1833 HK	HK$7.5	12,568,629	$12,141,100	1.6
Ports Design	589 HK	HK$19.3	4,549,500	$11,344,305	1.5
China Pharmaceutical Group	1093 HK	HK$5.7	12,918,000	$9,533,641	1.3
Fushan International Energy Group	639 HK	HK$5.6	12,018,000	$8,606,288	1.2
Natural Beauty Bio-Technology	157 HK	HK$1.4	47,710,000	$8,602,929	1.2
Golden Meditech Co	801 HK	HK$1.9	35,040,000	$8,349,197	1.1
Shangri-La Asia	69 HK	HK$15.2	3,061,555	$5,993,694	0.8
Yorkey Optical International Cayman	2788 HK	HK$1.7	7,758,926	$1,648,900	0.2
FUJI Food & Catering Services	1175 HK	HK$0.0	5,462,000	$0	0.0
Hong Kong 'H' shares			15.1
Sinopharm Medicine Holding	297 HK	HK$35.7	7,786,000	$35,800,698	4.8
Wumart Stores	8277 HK	HK$16.8	14,888,000	$32,214,732	4.3
Shandong Weigao Group Medical Polymer	8199 HK	HK$36.5	4,588,000	$21,864,221	2.9
ZTE Corp.	763 HK	HK$28.3	2,192,889	$8,007,162	1.1
China Pacific Insurance	2601 HK	HK$32.5	1,463,442	$6,116,445	0.8
Zijin Mining Group	2899 HK	HK$6.2	6,402,000	$5,095,808	0.7
Anhui Expressway	995 HK	HK$5.0	5,226,300	$3,379,146	0.5
Singapore			6.2
China Fishery Group	CFG SP	SG$2.2	13,255,000	$21,377,472	2.9
Hsu Fu Chi International	HFCI SP	SG$2.5	9,484,000	$17,095,147	2.3
Financial One Corp	FIN SP	SG$0.5	12,030,000	$4,170,072	0.5
CDW Holding	CDW SP	SG$0.1	53,208,000	$3,494,651	0.5
Taiwan			21.3
Ruentex Development Co	9945 TT	NT$51.7	12,694,000	$20,941,981	2.8
Far Eastern Department Stores	2903 TT	NT$28.3	19,066,931	$17,218,525	2.3
HTC Corp	2498 TT	NT$423.5	1,027,900	$13,890,984	1.9
WPG Holdings Co	3702 TT	NT$65.0	6,320,000	$13,108,686	1.8
China Metal Products	1532 TT	NT$44.5	9,200,278	$13,049,728	1.8
Cathay Financial Holdings	2882 TT	NT$50.5	6,454,000	$10,400,377	1.4
Uni-President Enterprises Corp.	1216 TT	NT$35.1	9,112,638	$10,192,034	1.4
FamilyMart	5903 TT	NT$67.5	4,501,652	$9,696,264	1.3
Lien Hwa Industrial	1229 TT	NT$18.0	16,476,881	$9,464,033	1.3
KGI Securities	6008 TT	NT$14.5	16,984,780	$7,858,807	1.0
Taiwan Life 4percent Conv Bond	n/a	NT$119.7	200,000,000	$7,639,288	1.0
Synnex Technology	2347 TT	NT$75.3	2,809,240	$6,750,136	0.9
Yuanta Financial Holdings	2885 TT	NT$18.9	10,520,593	$6,328,201	0.8
Fubon Financial Holdings	2881 TT	NT$38.5	4,948,000	$6,078,818	0.8
Taiwan Secom	9917 TT	NT$51.0	3,673,000	$5,977,503	0.8
United Kingdom			4.8
China Medical System Holdings	CMSH LN	£6.4	3,623,188	$35,356,968	4.8
United States			6.4
WuXi PharmaTech Cayman	WX US	US$19.2	883,490	$16,963,008	2.3
Hollysys Automation Technologies	HOLI US	US$10.4	808,200	$8,381,034	1.1
Mindray Medical International	MR US	US$38.2	191,700	$7,322,940	1.0
Far East Energy	FEEC US	US$0.4	14,565,477	$6,335,983	0.9
Sina Corp.	SINA US	US$36.7	162,700	$5,971,090	0.8
The9	CMED US	US$6.5	358,900	$2,314,905	0.3
Equity linked securities ('A' shares)			14.0
Ping An Insurance (expiration 04/01/13)	n/a	US$7.2	2,661,500	$19,263,625	2.6
Shenzhen Agricultural Products	n/a	US$2.2	6,800,000	$14,924,688	2.0
Ping An Insurance (expiration 01/17/12)	n/a	US$7.2	1,665,600	$12,055,418	1.6
Shanghai International Airport	n/a	US$2.4	4,326,700	$10,167,950	1.4
Shanghai Yuyan Tourist	n/a	US$4.0	238,502,000	$9,606,195	1.3
Suning Appliance	n/a	US$1.6	4,311,020	$7,074,384	1.0
Xinjiang Tebian Electric	n/a	US$2.8	2,335,140	$6,555,308	0.9
Daqin Railway	n/a	US$1.3	4,807,000	$6,402,102	0.9
Shanghai Qiangsheng	n/a	US$1.3	4,800,000	$6,160,699	0.8
Zhejiang Guyuelongshan	n/a	US$1.7	3,658,900	$6,030,976	0.8
Wuliangye Yibin	n/a	US$3.9	1,403,507	$5,404,905	0.7

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio
Direct			6.0
Ugent Holdings	n/a	US$100.0	177,000,000	$22,797,233	3.1
Hand Enterprise Solutions Preferred Stock	n/a	US$1.6	8,027,241	$12,734,977	1.7
Qingdao Bright Moon	n/a	US$0.3	31,827,172	$9,198,053	1.2
Hand Enterprise Solutions	n/a	US$0.0	500,000	$0	0.0
China Silicon Corp. Common Stock	n/a	US$0.0	1,234,405	$0	0.0
China Silicon Corp. Warrants	n/a	US$0.0	685,450	$0	0.0
China Silicon Corp., Series A Preferred	n/a	US$0.0	27,418	$0	0.0
Other assets & liabilities				$23,801,515	3.2

INDEX DESCRIPTIONS

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.

Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.

Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 'A' Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative 'A' share stocks listed on the Shanghai Stock Exchange.

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to the policy described above.

The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the 'A' share market. The Fund will continue to seek the most efficient way in which to increase its 'A' share exposure ensuring ongoing compliance with its legal and regulatory obligations.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

The Fund is classified as a 'non-diversified' investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA's Conduct of Business Sourcebook of the United Kingdom.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account's portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

à
The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

à
At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People's Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

à
During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund's operations and financial results could be adversely affected by adjustments in the PRC's state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

à
PRC's disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

à
The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund's NAV.

à
The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

à
The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919

Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.